UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

Filed by the Registrant x
Filed by a Party other than the Registrant o

Check the appropriate box:

[ ]	Preliminary Proxy Statement.
[ ]	Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2)).
[ ]	Definitive Proxy Statement.
[X]	Definitive Additional Materials.
[ ]	Soliciting Material Pursuant to § 240.14a-12.

ETF SERIES SOLUTIONS

(Name of Registrant as Specified In Its Charter)
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
x    No fee required.
o    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:
(2) Aggregate number of securities to which transaction applies:
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4) Proposed maximum aggregate value of transaction:
(5) Total fee paid:

o    Fee paid previously with preliminary materials:

o    Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1) Amount Previously Paid:
(2) Form, Schedule or Registration Statement No.:
(3) Filing Party:
(4) Date Filed:

DISTILLATE FUNDS
CALL CENTER ANSWERING MACHINE SCRIPT

Hello.

I’m calling on behalf of your current investment in the Distillate Funds.

The Special Meeting of Shareholders is scheduled to take place on June 30th, 2023.  All shareholders are being asked to consider and vote on important matters.  As of today, your vote has not been registered.

Your vote is important.

Please contact us as soon as possible, toll-free 1-866-839-1852, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time to cast your vote.

Thank you and have a good day.

Distillate Funds

INBOUND LINE MESSAGING

INBOUND - CLOSED RECORDING

Thank you for calling the Distillate Funds proxy information line. Our offices are now closed. Please call us back during our normal business hours which are, Monday through Friday, 10:00 a.m. to 10:00 p.m. Eastern Time. Thank you and have a nice day.

INBOUND - CALL IN QUEUE MESSAGE

Thank you for calling the Distillate Funds proxy information line. Our proxy specialists are currently assisting other shareholders. Your call is important to us. Please continue to hold and your call will be answered in the order in which it was received.

END OF CAMPAIGN MESSAGE

Thank you for calling the Distillate Funds proxy information line. The Special Meeting of Shareholders scheduled for Friday, June 30, 2023, was held. As a result, this toll-free number is no longer in service for proxy related shareholder calls. If you have questions about your Investment, please contact your Financial Advisor. Thank you.

DISTILLATE FUNDS
CALL CENTER OUTBOUND SCRIPT

Hello, my name is (CSR FULL NAME).

May I please speak with (SHAREHOLDER’S FULL NAME)?
(Repeat the greeting if necessary)

I am calling on a recorded line regarding your current investment in (FUND NAME). Materials were sent to you for the upcoming Special Meeting of Shareholders scheduled to take place on June 30th, 2023, and at this time we have not yet received your vote. The Board of Trustees are recommending a vote in favor. Would you like to vote along with the recommendations?

If YES or a positive response from the shareholder: (Proceed to confirmation)
(Pause for shareholder’s response)

If NO or a shareholder hasn’t received information:
Shareholders are being asked to approve a new investment sub-advisory agreement between Distillate Capital Partners, LLC and Vident Advisory, LLC and to approve a “manager of managers” arrangement that would grant the applicable Fund and the Adviser greater flexibility to change sub-advisory arrangements without shareholder approval, subject to prior approval by the Trust’s Board of Trustees.

Approval of the Proposals by each Fund’s shareholders will not have any effect on the relevant Fund’s investment policies, strategies, and risks.

Approval of the Proposals by each Fund’s shareholders will not affect the fees or expenses payable by each Fund.

It is not anticipated that the Transaction or the approval of the New Sub-Advisory Agreement will impact Fund shareholders. The terms of the New Sub-Advisory Agreement are identical to the Current Sub-Advisory Agreement except for date of effectiveness, term and the fact that the new entity is VA, also the portfolio management team for each Fund will not change if shareholders of a Fund approve the Proposals.

With that being said your Board of Trustees are recommending shareholders vote in favor. Would you like to vote along with the recommendations?
(Pause for shareholder’s response) (If Shareholder has additional questions refer to factsheet)

If shareholder still chooses not to vote:
I understand you do not wish to vote at this time thank you and have a great day.

If Yes or a positive response from the shareholder:
(Refer to factsheet)

Shareholder Not Available:
We can be reached toll-free at 1-866-839-1852, Monday through Friday between the hours of 10:00AM and 10:00PM Eastern time.  Your time today is appreciated.  Thank you and have a good day.

Confirming the vote with the shareholder:
I am recording your vote (RECAP VOTING INSTRUCTIONS FOR ALL PROPOSALS) on all accounts.

For confirmation purposes please state your full name.
(Pause for shareholder’s response)

According to our records, you reside in (city, state, zip code).
(Pause for shareholder’s response)

To ensure that we have the correct address for the letter confirming your vote, please state your street address.
(Pause for shareholder’s response)
Thank you.  You will receive written confirmation of this vote within 3 to 5 business days.  Upon receipt, please review and retain for your records.  If you should have any questions, please call the toll-free number listed in the letter.  Mr./Mrs./Ms. (SHAREHOLDER’S LAST NAME), your vote is important and your time today is appreciated.  Thank you and have a good (MORNING, AFTERNOON, EVENING).

Distillate Small Mid/Cap Cash Flow ETF Distillate U.S. Fundamental Stability & Value ETF Distillate International Fundamental Stability & Value ETF

June 2, 2023

Dear Fellow Shareholder,

As a shareholder in one or more of the above Distillate ETFs (the “Funds”), each a series of ETF Series Solutions, you recently received a proxy communication via e-mail or a proxy statement and proxy card(s) in the mail in connection with the Special Meeting of Shareholders to be held on June 30, 2023.

The Shareholder Meeting relates to an acquisition of Vident Advisory, your Fund’s subadviser, by Casey Crawford through various holding entities. Mr. Crawford is the Co-Founder and CEO of Movement Mortgage, one of the leading retail mortgage lenders in the country. In order to ensure you Fund’s investment program continues uninterrupted, you are being asked to consider and approve a new investment subadvisory agreement (Proposal 1) between Distillate Capital Partners (“Adviser”) and your Fund’s subadviser and approve a Manager of Managers policy (Proposal 2) that will permit your Adviser to recommend and hire subadvisers in a cost effective and timely manner.

After careful consideration, your Board of Trustees recommends shareholders vote FOR the proposals. It is important that you exercise your right to vote. Please take a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by internet or telephone.

How Will the Transaction Affect Shareholders?

It is important that you know that if the proposed transaction is completed, it will have no effect on investment policies and strategies. I share with you the following:

•	There will be NO increase in your management fees and expenses.
•	Your investment will continue to be managed by Distillate Capital and your Portfolio Management team will be the same.
•	Your investment will continue with an identical investment objective and investment strategies.

The Funds have a unique combination of retail and institutional investors. You and your fellow shareholders will have a substantial positive impact on the vote if you act early. Please see voting instructions below:

Vote by Phone by calling 1-866-839-1852 and speaking with a proxy voting specialist today.  Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed card and follow the prompts.

Vote by Internet by visiting the internet address on the enclosed card and following the instructions.
Vote by Mail by completing, signing, and dating the enclosed card and returning it in the enclosed prepaid return envelope.

If you have any questions or need assistance in voting, please contact our proxy solicitor, Morrow Sodali (“MSFS”) at 1-866-839-1852. Please note that an MSFS representative may call you to assist you in voting. For more information, please refer to the proxy statement.

Thank you,

/s/ Matthew Swanson
MATTHEW SWANSON